Exhibit 99.1

For Immediate Release

Contact:

Jerry Daly, Carol McCune	Carrie McIntyre
Media	SVP, Treasurer
Daly Gray	Interstate Hotels & Resorts
(703) 435-6293	(703) 387-3320
jerry@dalygray.com	carrie.mcintyre@ihrco.com

Interstate Hotels & Resorts Agrees to be Acquired by Joint Venture

Between Thayer Lodging Group and Jin Jiang Hotels

ARLINGTON, Va., December 18, 2009—Interstate Hotels & Resorts (NYSE: IHR), a leading hotel real estate investor and the nation’s largest independent hotel management company, today announced that it has signed a definitive merger agreement to be acquired by Hotel Acquisition Company, LLC, a 50/50 joint venture between subsidiaries of Thayer Hotel Investors V-A LP, a private equity fund sponsored by Thayer Lodging Group, and Shanghai Jin Jiang International Hotels (Group) Company Limited (“Jin Jiang Hotels”) in a transaction valued at approximately $307 million. Under the agreement, Hotel Acquisition Company, LLC would acquire all of the outstanding common stock and operating partnership units of Interstate for $2.25 per share in an all cash transaction. The price represents a premium of 77 percent over yesterday’s closing stock price. Interstate’s lenders have approved the transaction subject to certain pay downs at closing on its senior credit facility and on one of its non-recourse mortgage loans. The transaction is not contingent upon obtaining any additional financing.

Annapolis, Md.-based Thayer Lodging Group is a privately held real estate investment company focused on hospitality assets; Shanghai, China based Jin Jiang Hotels is a subsidiary of Jin Jiang International Holdings Company Limited, and is China’s largest hotel group.

Interstate’s board of directors has unanimously approved the merger agreement and has recommended approval of the transaction by Interstate’s stockholders. Stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The merger is expected to close in the first quarter of 2010, pending stockholder approval and satisfaction or waiver of other customary closing conditions.

“Our priority, as always, is to maximize shareholder value,” said Thomas F. Hewitt, Interstate’s chairman and chief executive officer. “This is a very compelling offer at a significant premium. The hotel industry remains in deep recession, and we believe this transaction offers the highest and best value to our shareholders.”

“Interstate offers a unique platform with in-depth industry expertise, international operations, and scope of experience gained over 50 years, along with a stellar reputation as a first-rate operator,” said Leland C. Pillsbury, chief executive officer and co-chairman, Thayer Lodging Group. Frederic V. Malek, Thayer’s co-chairman added, “We look forward to working with Interstate’s management team and associates, their owners and partners as we build on the company’s impressive legacy of success.”

“Interstate has a global reputation as a world-class, independent hotel operator. This acquisition significantly accelerates our ability to expand internationally, giving us immediate access to a worldwide platform. We also expect to mutually benefit from our global relationships in the hospitality industry, making both Jin Jiang and Interstate stronger.” said Mr. Yu Minliang, Jin Jiang Hotels’ Chairman.

Barclays Capital served as financial advisor to Interstate, BofA Merrill Lynch served as financial advisor to Thayer, and UBS Investment Bank served as financial advisor to Jin Jiang Hotels. Paul Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor for Interstate.

Hogan & Hartson LLP served as Thayer’s legal advisor and Baker & McKenzie served as Jin Jiang Hotels’ legal advisor.

About Thayer Lodging Group

Thayer Lodging Group is a sponsor of real estate investment funds with a track record in the top 5% of all fund sponsors for the past 19 years.  Its clients include a select group of large, international institutional investors, the majority of which have been investors with Thayer for most of its 19-year history. The company is a value-add investor that works with major lodging brands to acquire and reposition hotels. Thayer sold $1.7 billion of hotels and resorts, which represented 85% of its real estate portfolio in 2006-2007, and retained a small group of 15 properties, which have been recently renovated and repositioned.  It recently announced the closing of its fifth investment fund, Thayer Hotel Investors V LP, and its parallel fund, V-A LP, together totaling $280 million.  Additionally, Thayer Lodging Group recently placed another $100 million under management in a separate vehicle. More information about the company can be found on its website: www.thayerlodging.com.

About Jin Jiang Hotels

Shanghai Jin Jiang International Hotels (Group) Company Limited is one of the leading hotel operators and managers in China. The Group is licensed to use the well-regarded “Jin Jiang” and “Jin Jiang Inn” brands. As of 30 June 2009, the Group operated and was developing 493 hotels including star-rated hotels and Jin Jiang Inn budget hotels, providing close to 82,700 rooms in aggregate. With a solid home base in Shanghai and Beijing, the Group has also successfully spanned its hotel network across 124 cities and towns in 31 provinces, autonomous regions and municipalities throughout the PRC. In June 2009, the Group was ranked the 13th in the world in terms of number of rooms according to HOTELS Magazine, the official publication of the International Hotel & Restaurant Association. For information about Jin Jiang Hotels, visit the company’s website: www.jinjianghotels.com.cn.

About Interstate Hotels & Resorts

Interstate Hotels & Resorts, Inc. and its affiliates manages and/or has ownership interests in a total of 232 hospitality properties with more than 46,000 rooms in 37 states, the District of Columbia, Russia, India, Mexico, Belgium, Canada, Ireland and England. The company has ownership interests in 56 of those properties, including six wholly owned assets. Interstate Hotels & Resorts also has contracts to manage 13 to be built hospitality properties with approximately 3,000 rooms which includes the company’s entry into new markets such as Costa Rica. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the volatility of the national economy, economic conditions generally and the hotel and real estate markets specifically, the war in Iraq, international and geopolitical difficulties or health concerns, governmental actions, legislative and regulatory changes, the company’s ability to maximize available federal tax deductions and utilize net tax attributes in future periods, availability of debt and equity capital, interest rates, competition, weather conditions or natural disasters, supply and demand for lodging facilities in our current and proposed market areas, the company’s ability to manage integration and growth, failure to obtain approval of the transaction from Interstate stockholders and disruption from the transaction making it more difficult to maintain relationships with owners, employees and suppliers. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2008.

In connection with the proposed transaction, Interstate intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSTATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Interstate shareholders.

Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203, or by visiting our website, where Interstate makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.

Interstate Hotels & Resorts, Inc. and its directors, executive officers and certain other members of Interstate management may be deemed to be participants in the solicitation of proxies from Interstate shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about Interstate’s directors, executive officers and members of management is contained in Interstate’s most recent proxy statement and annual report on Form 10-K, which are available on Interstate’s website and at www.sec.gov.